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                                                                    EXHIBIT 23.1



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial and Operating Data" and to the use of our report dated February 1, 2002, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-84570) and related Prospectus of Odyssey HealthCare, Inc. for the registration of 4,857,137 shares of its common stock.

                                                        /s/ ERNST & YOUNG LLP


Dallas, Texas
April 8, 2002